UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 2, 2010

Voxware, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-021403	36-3934824
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

300 American Metro Blvd., Suite 155, Hamilton, NJ		08619
(Address of Principal Executive Offices)		(Zip Code)

(609) 514-4100
(Registrant's telephone number,
including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
Item 8.01 Other Events.

On September 2, 2010, Voxware, Inc., a Delaware corporation (the “Company”), received a determination from the Listing Qualifications Department of The NASDAQ Stock Market, Inc. (“NASDAQ”) that the Company’s request for continued listing on the NASDAQ Capital Market was denied. The Company had previously been advised that the Company did not meet or satisfy the minimum $2,500,000 stockholders’ equity requirement for continued listing set forth in NASDAQ Marketplace Rule 5550(b) or the minimum bid price of $1.00 per share set forth in NASDAQ Marketplace Rule 5550(a)(2). The Company has chosen not to appeal NASDAQ’s determination. As a result, the Company’s common stock will be suspended from trading at the opening of business on September 13, 2010, and a Form 25-NSE will be filed with the Securities and Exchange Commission (the “SEC”) which will remove the Company’s securities from listing and registration on the NASDAQ Capital Market. Upon delisting from NASDAQ, the Company intends to have its common stock quoted on the Over-the-Counter Pink Sheets.

We have an agreement in principle with the an affiliate of Cross Atlantic Technology Partners, a Stockholder of the Company, for a private equity offering to fund a going-private transaction which will include a self-tender offer for some of the company's common stock at $1.00 per share, followed by a reverse split.

The company expects to enter into the equity offering in the next few days. There ca be no assurances that the company will be able to consummate a private equity offering or commence a tender offer or reverse split.

Important Additional Information for Stockholders
The Company has not entered into a private equity offering and has not commenced a going private transaction. Any tender offer will be made for all of the outstanding common stock of the Company, except for shares of common stock held by the Company’s officers, directors and largest stockholders who indicate that they will not tender their shares. In addition, further actions to go private, such as a reverse stock split, require the approval of a majority of the Company’s stockholders. The solicitation of proxies from the Company’s stockholders has not yet commenced. This is not an offer to purchase the Company’s common stock or a solicitation of proxies, and this communication shall not constitute an offer to buy or exchange securities for any purpose or a solicitation of proxies from holders of the Company’s common stock. Any such offer, or solicitation of an offer, to purchase the Company’s common stock shall be separately communicated in a tender offer statement and any such solicitation of proxies from holders of the Company’s common stock shall be separately communicated in a proxy statement, in each case filed with the Securities and Exchange Commission (the “SEC”) and distributed to stockholders in accordance with applicable regulations governing offers, and solicitations of offers, to buy or exchange securities and the solicitation of consents and proxies.

Any tender offer statement, and any future proxy statement, if any, will contain important information about the tender offer. Security holders should read carefully the tender offer statement and proxy statement, if any, to be filed by the Company with the SEC before they make any decision with respect to the tender offer or voting their shares because those documents will contain important information, including the terms and conditions of the tender offer. Any tender offer statement and potential proxy statement and all other documents filed with the SEC in connection with such tender offer will be available, as and when filed, free of charge at the SEC’s web site at www.sec.gov. In addition, the tender offer statement and all other documents filed with the SEC in connection with the tender offer will be made available to investors free of charge by contacting The Registrar and Transfer Company, at 1-800-368-5948.

A tender offer is not being made nor will any tender of the Company’s common stock be accepted from or on behalf of holders in any jurisdiction in which the making of the offer or the acceptance of any tender would not be made in compliance with laws of such jurisdiction.

This Current Report on Form 8-K contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, and information relating to us that are based on the beliefs of our management, as well as assumptions made by, and the information currently available to, our management. When used in this Current Report on Form 8-K, the words “believe,” “anticipate,” “intend,” “expect” and similar expressions are intended to identify forward-looking statements. These statements reflect our current views with respect to future events, including the potential private equity offering and any tender offer or reverse stock split, and are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in these forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except for special circumstances in which a duty to update arises when prior disclosure becomes materially misleading in light of subsequent circumstances, we do not intend to update any of these forward-looking statements to reflect events or circumstances after the date of this Current Report on Form 8-K, or to reflect the occurrence of unanticipated events. You should carefully review the disclosure and risk factors set forth in other reports or documents we file from time to time with the Securities and Exchange Commission, or the SEC.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VOXWARE, INC.

Dated: September 9, 2010	By:	/s/ William G. Levering
Name: William G. Levering
Title: Vice President and Chief Financial Officer